SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2011

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

Registrant’s telephone number, including area code

(203) 299-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On October 28, 2011, priceline.com Incorporated (“priceline.com” or the “Company”) entered into a credit agreement (the “Credit Agreement”) and related ancillary agreements, among JPMorgan Chase Bank, N.A., as lender and administrative agent (the “Administrative Agent”); Bank of America, N.A. and Wells Fargo Bank, N.A., as lenders and co-syndication agents; RBS Citizens, N.A., as lender and documentation agent; Citibank, N.A., Deutsche Bank AG New York Branch and Morgan Stanley Bank, N.A., as lenders and senior managing agents; and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as joint bookrunners and joint lead arrangers, and various other lenders (collectively, the “Lenders”).  The Company is the borrower under the Credit Agreement.

Under the terms of the Credit Agreement, the Lenders will extend a revolving line of credit up to $1 billion. The revolving credit facility provides for the issuance of up to $100.0 million of letters of credit as well as borrowings on same-day notice, referred to as swingline loans, which are available in U.S. dollars, Euros, Pounds Sterling and any other foreign currency agreed to by the Administrative Agent and each of the Lenders. The Company may request that an additional $250.0 million be added to the revolving line of credit or to enter into one or more tranches of term loans.  The proceeds of loans made under the Credit Agreement will be used for working capital and general corporate purposes. As of November 1, 2011 the Company has no immediate plans to draw upon the revolving line of credit, but may do so in the future.

Borrowings under the Credit Agreement are unsecured and will bear interest, at the Company’s option at a rate per annum equal to either:

•                  the greatest of (a) JPMorgan Chase Bank, National Association’s prime lending rate, (b) the federal funds rate plus ½ of 1%, and (c) an adjusted LIBOR for an interest period of one month plus 1.00%, plus an applicable margin ranging from 0.00% to 0.50%; or

•                  the adjusted LIBOR for the interest period in effect for such borrowing plus an applicable margin ranging from 1.00% to 1.50%.

The Credit Agreement includes, among other terms and conditions, limitations on the ability of the Company’s subsidiaries to create, incur, assume or allow indebtedness (other than certain types of permitted indebtedness) and on  the Company and/or its subsidiaries to sell, transfer, lease or otherwise dispose of any of its assets outside the ordinary course or any of the equity interests of its subsidiaries (subject to certain exceptions); acquire, merge, consolidate with or into another person or entity, liquidate or dissolve (other than certain types of permitted acquisitions and corporate reorganization); or create, incur, assume or allow any lien on any of its property or assets or assign any right to receive income (except for certain permitted liens).

The Credit Agreement also contains certain financial covenants requiring  that the Company maintain certain financial ratios.

The Credit Agreement terminates and any and all borrowings are due on October 28, 2016, but may be terminated earlier by the Company without penalty upon written notice and prompt repayment of all amounts borrowed.  Loans outstanding under the Credit Agreement may become immediately due and payable upon certain events of default set forth in the Credit Agreement and typical of a transaction of this nature.

Under the Credit Agreement, the Company is required to pay a commitment fee in respect of unutilized commitments, which shall accrue at a rate set forth in the Credit Agreement. The Company must also pay customary letter of credit fees and agency fees.

The Company may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary “breakage” costs with respect to loans bearing interest at a rate determined by reference to the adjusted LIBO rate.  There is no scheduled amortization under the revolving credit facility.

This description of the Credit Agreement is qualified in its entirety by reference to the provisions of the Credit Agreement, which the Company intends to file as an exhibit with its quarterly report on Form 10-Q for the quarter ending September 30, 2011.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 26, 2011, the Board of Directors of the Company approved an amendment to the Company’s Bylaws, which became effective immediately.  The following is a summary of the changes effected by the amendment to the Bylaws.

Article II.  Article II, “Meetings of Stockholders,” was amended and restated.  The Company previously had advance notice Bylaw provisions governing the procedures which a stockholder must follow in connection with bringing a matter before an annual or special meeting of stockholders, other than a proposal made under Rule 14a-8 under the Securities Exchange Act of 1934, as amended.  Article II of the Bylaws was amended to, among other things:

•                  require stockholders who wish to bring certain matters before an annual or special meeting of stockholders to disclose additional information about their ownership of the Company’s securities, including any short interest or synthetic equity interests;

•                  require additional disclosure about relationships between a stockholder and any nominee to the board of directors nominated by the stockholder;

•                  change the advance notice period for stockholder submissions of director nominations or proposals from between 60 and 90 days to between 90 and 120 days before the one-year anniversary of the preceding year’s annual meeting of stockholders;

•                  require a nominee for director submitted by a stockholder to submit a questionnaire, representation and agreement with the Company.

Article VIII.  New Article VIII, “Forum For Adjudication of Disputes,” was added to the Bylaws that provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine.  The amendment further provides that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company is deemed to have notice of and consented to the foregoing provision.

Article IX.  Prior Article VIII, “Amendments,” was redesignated as Article IX.

A copy of the Certificate of Amendment to the Bylaws of the Company is attached hereto as Exhibit 3.1 and incorporated herein by reference.  The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws.

Item 9.01.              Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Amendment to the Bylaws of priceline.com Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

	By:	/s/ Daniel J. Finnegan
Daniel J. Finnegan
Chief Financial Officer

Dated: November 1, 2011

Exhibits

3.1	Certificate of Amendment to the Bylaws of priceline.com Incorporated.